FORM OF AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (the "Agreement") is made as of this ___ day of __________ 2002, by and between the Orbitex Group of Funds ("Orbitex Trust"), on behalf of each Acquired Orbitex Fund (as defined herein), each a separate investment portfolio of Orbitex Trust, and Saratoga Advantage Trust ("Saratoga Trust"), on behalf of each Acquiring Saratoga Fund (as defined herein), each a separate investment portfolio of Saratoga Trust.

     This Agreement constitutes a separate Agreement and Plan of Reorganization between Orbitex Trust, on behalf of each of its separate investment portfolios set forth below (each an "Acquired Orbitex Fund," and collectively the "Acquired Orbitex Funds"), and Saratoga Trust, on behalf of each of its separate investment portfolios set forth below (each an "Acquiring Saratoga Fund," and collectively the "Acquiring Saratoga Funds"). References herein to the Acquired Orbitex Fund and the Acquiring Saratoga Fund shall mean an Acquired Orbitex Fund and its corresponding Acquiring Saratoga Fund, respectively, in each case as set forth below:

--------------------------------------------------------------------------------------------
             Acquired Orbitex Fund                         Acquiring Saratoga Fund
             ---------------------                         -----------------------
--------------------------------------------------------------------------------------------
Orbitex Focus 30 Fund                             Saratoga Large Capitalization Value
                                                  Portfolio

--------------------------------------------------------------------------------------------
Orbitex Cash Reserves Fund                        Saratoga U.S. Government Money Market
                                                  Portfolio

--------------------------------------------------------------------------------------------
Orbitex Health & Biotechnology Fund               Saratoga Health & Biotechnology Portfolio
Orbitex Medical Sciences Fund
Orbitex Life Sciences & Biotechnology Fund, Inc.

--------------------------------------------------------------------------------------------
Orbitex Info-Tech & Communications Fund           Saratoga Technology & Communications
Orbitex Emerging Technology Fund                  Portfolio

--------------------------------------------------------------------------------------------
Orbitex Financial Services Fund                   Saratoga Financial Services Portfolio

--------------------------------------------------------------------------------------------
Orbitex Energy & Basic Materials Fund             Saratoga Energy & Basic Materials
                                                  Portfolio

--------------------------------------------------------------------------------------------
Orbitex Caterpillar Mid Cap Relative Value Fund   Saratoga Mid-Capitalization Value
Orbitex Growth Fund                               Portfolio

--------------------------------------------------------------------------------------------

     This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). Each reorganization ("Reorganization") will consist of the transfer of substantially all of the property, assets, and goodwill of the Acquired Orbitex Fund to the Acquiring Saratoga Fund in exchange solely for Corresponding Shares (as defined herein) of the Acquiring Saratoga Fund ("Saratoga Fund Shares"), followed by the distribution by the Acquired Orbitex Fund, on or promptly after the Closing Date (as defined herein), of the Saratoga Fund Shares to the shareholders of the Acquired Orbitex Fund, the cancellation of all of the outstanding shares of the Acquired Orbitex Fund ("Orbitex Fund Shares") pursuant to an amendment of the Declaration of Trust of Orbitex Group of Funds (the "Trust"), and the liquidation of the Acquired Orbitex Fund and the termination of the Acquired

Orbitex Fund as a series of Orbitex Trust as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

     "Corresponding Shares" shall be defined as follows: in respect of Class A shares of the Acquired Orbitex Fund, Class A shares of the Acquiring Saratoga Fund; in respect of Class B shares of the Acquired Orbitex Fund, Class B shares of the Acquiring Saratoga Fund; in respect of Class C shares of the Acquired Orbitex Fund, Class C shares of the Acquiring Saratoga Fund; in respect of Class D shares of the Orbitex Focus 30 Fund, Class I shares of the Saratoga Large Capitalization Value Portfolio; in respect of Institutional Shares of the Orbitex Cash Reserves Fund, Class I shares of the Saratoga U.S. Government Money Market Fund; and in respect of Investor Shares of the Orbitex Cash Reserves Fund, Class I shares of the Saratoga U.S. Government Money Market Fund.

     In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE ACQUIRED ORBITEX FUND IN EXCHANGE FOR SARATOGA FUND SHARES AND LIQUIDATION OF THE ACQUIRED ORBITEX FUND

     1.1 No later than the time of the closing of each Reorganization as provided in Section 3.1 of this Agreement (the "Closing Time") on the Closing Date, the Acquired Orbitex Fund shall transfer substantially all of its property and assets (consisting, without limitation, of portfolio securities and instruments, dividends and interest receivables, claims, cash, cash equivalents, deferred or prepaid expenses shown as assets on the Acquired Orbitex Fund's books, goodwill and intangible property, books and records, and other assets), as set forth in the statement of assets and liabilities referred to in Section
8.2 hereof (the "Statement of Assets and Liabilities"), to the Acquiring Saratoga Fund free and clear of all liens, encumbrances, and claims, except for cash or bank deposits in an amount necessary: (a) to pay its costs and expenses of carrying out this Agreement (including but not limited to fees of counsel and independent accountants, and expenses of its liquidation and termination as a series of Orbitex Trust contemplated hereunder); (b) to discharge all of the unpaid liabilities (other than any unamortized organizational expenses) reflected on its books and records at the Closing Date; and (c) to pay such contingent liabilities, if any, as the Board of Trustees of Orbitex Trust shall reasonably deem to exist against the Acquired Orbitex Fund at the Closing Date, for which contingent and other appropriate liability reserves shall be established on the Acquired Orbitex Fund's books. Any unspent portion of such cash or bank deposits retained shall be delivered to the Acquiring Saratoga Fund upon the satisfaction of all of the foregoing liabilities, costs, and expenses of the Acquired Orbitex Fund. (The property and assets to be transferred to the Acquiring Saratoga Fund under this Agreement are referred to herein as the "Acquired Orbitex Fund Net Assets".) In exchange for the transfer of the Acquired Orbitex Fund Net Assets, the Acquiring Saratoga Fund shall deliver to the Acquired Orbitex Fund, for distribution pro rata by the Acquired Orbitex Fund to its shareholders as of the close of business on the Closing Date, a number of the Saratoga Fund Shares having an aggregate net asset value equal to the value of the Acquired Orbitex Fund Net Assets, all determined as provided in
Section 2 of this Agreement and as of the date and time specified therein.

     1.2 The Acquired Orbitex Fund reserves the right to purchase or sell any of its portfolio securities prior to the Closing Date, except to the extent such purchases or sales may be limited by the representations made in connection with the issuance of the tax opinion described in Section 8.9. hereof.

     1.3 On or promptly after the Closing Date, the Acquired Orbitex Fund shall liquidate and distribute pro rata to its shareholders of record at the Closing Time on the Closing Date (the "Acquired Orbitex Fund Shareholders") the Saratoga Fund Shares received by the Acquired Orbitex Fund pursuant to Section 1.1 of this Agreement. (The date of such liquidation and distribution is referred to as the "Liquidation Date.") Such liquidation and distribution shall be accomplished by the transfer agent for the Acquiring Saratoga Fund opening accounts on the share records of the Acquiring Saratoga Fund in the names of the Acquired Orbitex Fund Shareholders and transferring to each such Acquired Orbitex Fund Shareholder account the pro rata number of the Saratoga Fund Shares due each such Acquired Orbitex Fund Shareholder from the Saratoga Fund Shares then credited to the account of the Acquired Orbitex Fund on the Acquiring Saratoga Fund's books and records. The Acquiring Saratoga Fund shall not issue certificates representing Saratoga Fund Shares in connection with such exchange, except in accordance with the procedures set forth in the Saratoga Trust's current Prospectus and Statement of Additional Information or as provided in
Section 1.4 hereof.

     1.4 The Acquired Orbitex Fund Shareholders holding certificates representing their ownership of Orbitex Fund Shares may be requested to surrender such certificates or deliver an affidavit with respect to lost certificates, in such form and accompanied by such surety bonds as the Acquired Orbitex Fund may require (collectively, an "Affidavit"), to the Acquired Orbitex Fund prior to the Closing Date. On the Closing Date, any Acquired Orbitex Fund Share certificates that remain outstanding shall be deemed to be canceled. The Orbitex Trust's transfer books with respect to the Acquired Orbitex Fund shall be closed permanently as of the close of business on the day immediately prior to the Closing Date. All unsurrendered Acquired Orbitex Fund Share certificates shall no longer evidence ownership of shares of beneficial interest of the Acquired Orbitex Fund and shall be deemed for all corporate purposes to evidence ownership of the number of Saratoga Fund Shares into which the Orbitex Fund Shares were effectively converted. Unless and until any such certificate shall be so surrendered or an Affidavit relating thereto shall be delivered to the Acquiring Saratoga Fund, dividends and other distributions payable by the Acquiring Saratoga Fund subsequent to the Liquidation Date with respect to such Saratoga Fund Shares shall be paid to the holders of such certificate(s), but such Orbitex Fund Shareholders may not redeem or transfer Saratoga Fund Shares received in the Reorganization with respect to unsurrendered Acquired Orbitex Fund Share certificates.

     1.5 Any transfer taxes payable upon issuance of Saratoga Fund Shares in a name other than the registered holder of the Saratoga Fund Shares on the books of the Acquired Orbitex Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Saratoga Fund Shares are to be issued and transferred.

     1.6 As soon as practicable following the Liquidation Date, the Orbitex Trust shall take all steps necessary to terminate the existence of the Acquired Orbitex Fund as a series of the Orbitex Trust.

2.   VALUATION

     2.1 The net asset value of the Saratoga Fund Shares, and the value of the Acquired Orbitex Fund Net Assets, shall in each case be determined as of the close of regular trading on the New York Stock Exchange ("NYSE") on the third business day following the receipt of the requisite approval by Acquired Orbitex Fund Shareholders of this Agreement, or such earlier or later date after such approval as may be mutually agreed upon in writing (such time and date being hereafter referred to as the "Valuation Date") in accordance with the policies and procedures set forth in the then-current Prospectus and Statement of Additional Information of the Saratoga Trust with respect to the Saratoga Fund Shares and shall be computed to not fewer than two (2) decimal places. The value of the Acquired Orbitex Fund Net Assets shall be computed in accordance with the policies and procedures set forth in the then-current Prospectus and Statement of Additional Information of the Orbitex Trust with respect to the Acquired Orbitex Fund.

     2.2 In the event that on the Valuation Date, (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or
(b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of both the Acquired Orbitex Fund and the Acquiring Saratoga Fund accurate appraisal of the value of the net assets of the Acquired Orbitex Fund or the Acquiring Saratoga Fund assets is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption and reporting shall have been restored.

     2.3 The number of Saratoga Fund Shares to be issued (including fractional shares) in exchange for the Acquired Orbitex Fund Net Assets shall be determined by dividing the value of the Acquired Orbitex Fund Net Assets by the Acquiring Saratoga Fund's net asset value per share, both as determined in accordance with
Section 2.1 of this Agreement.

     2.4 All computations of value regarding the Acquired Orbitex Fund shall be provided by Orbitex Fund Services, Inc., in its capacity as Fund Accountant for the Orbitex Trust, and shall be certified by the Treasurer for the Orbitex Trust.

3.   CLOSING AND CLOSING DATE

     3.1 The Closing Date shall take place on the next business day following the Valuation Date (the "Closing Date"). The Closing Time shall be at ________, Eastern Time. or at such other time as the parties to this Agreement may agree. The Closing shall be held at the offices of ___________________________, or at such other place as the parties to this Agreement may agree. All actions taking place on the Closing Date shall be deemed to take place simultaneously as of ________ a.m. Eastern Time on the Closing Date unless otherwise provided.

     3.2 Portfolio securities that are not held in book-entry form (together with cash or other assets) shall be transferred or delivered, as appropriate, by The Bank of New York (the "Custodian") or its agents or nominees from the Acquired Orbitex Fund's accounts with the Custodian, to the accounts of the Acquiring Saratoga Fund on the Closing Date, in accordance with applicable custody provisions under the Investment Company Act of 1940, as amended

("1940 Act"), and, as appropriate, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof. Such portfolio securities shall be accompanied by any necessary federal and state stock transfer stamps or a check for the appropriate purchase price of such stamps. Portfolio securities held of record by the Custodian or its agents or nominees in book-entry form on behalf of the Acquired Orbitex Fund shall be transferred to the Acquiring Saratoga Fund by the Custodian by recording the transfer of beneficial ownership thereof on its records and those of its agents and nominees. Any cash of the Acquired Orbitex Fund delivered on the Closing Date shall be in any form as is reasonably directed by the Acquiring Saratoga Fund and shall be delivered on the Closing Date by the Custodian crediting the Acquiring Saratoga Fund's account maintained with the Custodian with immediately available funds.

     3.3 If any of the Acquired Orbitex Fund Net Assets, for any reason, are not transferred on the Closing Date, the Acquired Orbitex Fund shall cause the Acquired Orbitex Fund Net Assets to be transferred to the Acquiring Saratoga Fund in accordance with this Agreement at the earliest practicable date thereafter.

     3.4 Orbitex Data Services, Inc., in its capacity as transfer agent for the Acquired Orbitex Fund, shall deliver to the Acquiring Saratoga Fund at the Closing Time a list of the names, addresses, federal taxpayer identification numbers, and backup withholding and nonresident alien withholding status of Acquired Orbitex Fund Shareholders and the number and aggregate net asset value of outstanding shares of beneficial interest of the Acquired Orbitex Fund owned by each such Acquired Orbitex Fund Shareholder all as of the close of regular trading on the NYSE on the Closing Date, certified by an appropriate officer of Orbitex Data Services, Inc. (the "Shareholder List"). The transfer agent for the Acquiring Saratoga Fund, shall issue and deliver to the Acquired Orbitex Fund a confirmation evidencing the Saratoga Fund Shares to be credited to each Acquired Orbitex Fund Shareholder on the Liquidation Date, or provide evidence satisfactory to the Acquired Orbitex Fund that such Saratoga Fund Shares have been credited to each Acquired Orbitex Fund Shareholder's account on the books of the Acquiring Saratoga Fund. At the Closing, each Fund shall deliver to the other Fund such bills of sale, checks, assignments, certificates, receipts, or other documents as the other Fund or its counsel may reasonably request.

4.   REPRESENTATIONS OF THE ACQUIRED ORBITEX FUND

     The Orbitex Trust, on behalf of the Acquired Orbitex Fund, represents and warrants to the Saratoga Trust, on behalf of the Acquiring Saratoga Fund, as follows:

     4.1 The Acquired Orbitex Fund is a duly organized series of Orbitex Trust, which is a business trust duly organized, validly existing, and in "good standing" under the Delaware Business Trust Act of the State of Delaware, and has the power to own all of its properties and assets and, subject to approval of the Acquired Orbitex Fund Shareholders, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The Acquired Orbitex Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would not subject it to any material liability or disability. The Acquired Orbitex Fund has all necessary federal, state, and local authorizations, consents, and approvals required, to own all of its properties and assets and to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

     4.2 Orbitex Trust is a registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission (the "SEC") as an investment company under the 1940 Act is in full force and effect. The Acquired Orbitex Fund is a separate series of the Trust for purposes of the 1940 Act.

     4.3 The execution, delivery, and performance of this Agreement has been duly authorized by all necessary action on the part of the Orbitex Trust's Board of Trustees on behalf of the Acquired Orbitex Fund, and this Agreement constitutes a valid and binding obligation of the Acquired Orbitex Fund, subject to the approval of the Acquired Orbitex Fund's Shareholders, enforceable in accordance with the terms of this Agreement, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general trust principles.

     4.4 The Acquired Orbitex Fund is not, and the execution, delivery, and performance of this Agreement by the Acquired Orbitex Fund will not result, in violation of any provision of the Declaration of Trust or By-Laws of Orbitex Trust or of any agreement, indenture, instrument, contract, lease, or other arrangement or undertaking to which the Acquired Orbitex Fund is a party or by which it is bound.

     4.5 The Acquired Orbitex Fund has elected to be treated as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Code, has qualified as a RIC and has been eligible to and has computed its federal income tax under Section 852 of the Code for each taxable year of its operations, and will continue to so qualify as a RIC and be eligible to and compute its income tax as of the Closing Date and with respect to its final taxable year ending upon its liquidation, and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Closing Date.

     4.6 The financial statements of the Acquired Orbitex Fund for the last three fiscal years (as appropriate for each Acquired Orbitex Fund) (which were audited by its independent accountants), present fairly the financial position of the Acquired Orbitex Fund as of the date indicated and the results of its operations and changes in net assets for the respective stated periods (in accordance with generally accepted accounting principles ("GAAP") consistently applied).

     4.7 The Prospectus of Orbitex Trust with respect to the Acquired Orbitex Fund, dated September 4, 2002, April 30, 2002 or June 28, 2002, as applicable, and the corresponding Statements of Additional Information of the same dates, and any supplements thereto, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any amended, revised, or new Prospectus or Statement of Additional Information of Orbitex Trust with respect to the Acquired Orbitex Fund or any supplement thereto, that is hereafter filed with the SEC (copies of which documents shall be provided to the Saratoga Trust promptly after such filing), shall not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.8 No material legal or administrative proceeding or investigation of or before any court or governmental body is currently pending or, to its knowledge, threatened as to the Acquired Orbitex Fund or any of its properties or assets. The Acquired Orbitex Fund knows of no facts which might form the basis for the institution of such proceedings. The Acquired Orbitex Fund is not party to or subject to the provisions of any order, decree, or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

     4.9 Orbitex Trust has furnished the Saratoga Trust with copies or descriptions of all agreements or other arrangements to which Orbitex Trust, on behalf of the Acquired Orbitex Fund, is a party. Orbitex Trust with respect to the Acquired Orbitex Fund has no material contracts or other commitments (other than this Agreement or agreements for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under this Agreement) which will not be terminated by the Orbitex Trust with respect to the Acquired Orbitex Fund in accordance with its terms at or prior to the Valuation Date.

     4.10 The Acquired Orbitex Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 4.6 hereof and those incurred in the ordinary course of business as a series of an investment company since the dates of those financial statements. On the Closing Date, Orbitex Trust shall advise the Saratoga Trust in writing of all of the Acquired Orbitex Fund's known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued at such time.

     4.11 Since _________, 2002, there has not been any material adverse change in the Acquired Orbitex Fund's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of its business, other than those that have been fully disclosed to the Saratoga Trust.

     4.12 As of the date hereof, and by the Closing Date, all federal, state, and other tax returns and reports, including information returns and payee statements, of the Acquired Orbitex Fund required by law to have been filed or furnished by such dates shall have been filed or furnished and shall be correct in all material respects, or extensions concerning such tax returns and reports shall have been obtained, and all federal, state, and other taxes, interest, and penalties shall have been paid so far as due, or adequate provision shall have been made on the Acquired Orbitex Fund's books for the payment thereof, and to the best of the Acquired Orbitex Fund's knowledge no such tax return is currently under audit and no tax deficiency or liability has been asserted with respect to such tax returns or reports by the Internal Revenue Service or any state or local tax authority.

     4.13 As of the Closing Date, the Acquired Orbitex Fund shall have good and marketable title to the Acquired Orbitex Fund Net Assets, and subject to approval by the Acquired Orbitex Fund Shareholders, full right, power and authority to sell, assign, transfer, and deliver such assets hereunder, and upon delivery and in payment for such assets, the Acquiring

Saratoga Fund will acquire good and marketable title thereto subject to no liens or encumbrances of any nature whatsoever or restrictions on the ownership or transfer thereof, except (a) such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto, or (b) such restrictions as might arise under federal or state securities laws or the rules and regulations thereunder.

     4.14 No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Orbitex Fund of the transactions contemplated by this Agreement, except such as may be required under the federal or state securities laws or the rules and regulations thereunder.

     4.15 The Combined Proxy Statement/Prospectus referred to in Section 6.7 hereof (the "Proxy Statement/Prospectus") and any Prospectus and Statement of Additional Information of Orbitex Trust with respect to the Acquired Orbitex Fund contained or incorporated by reference into the Form N-14 Registration Statement, and referred to in Section 6.7 hereof, any supplement or amendment to such documents on the effective and clearance dates of the Form N-14 Registration Statement, on the date of the Special Joint Meeting of Shareholders, and on the Closing Date and only insofar as such Proxy Statement/Prospectus and the Prospectus and Statement of Additional Information relate to the Acquired Orbitex Fund or the transactions contemplated by this Agreement and is based on information furnished by the Acquired Orbitex Fund for inclusion therein: (a) shall comply in all material respects with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act, the rules and regulations thereunder, and all other applicable federal securities laws and rules and regulations thereunder; and (b) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which such statements were made, not misleading.

     4.16 All of the issued and outstanding shares of common stock of the Acquired Orbitex Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable. All of the issued and outstanding shares of beneficial interest of the Acquired Orbitex Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the Shareholder List.

     4.17 All of the issued and outstanding shares of beneficial interest of the Acquired Orbitex Fund have been offered for sale and sold in conformity, in all material respects, with all applicable federal and state securities laws, including the registration or exemption from registration of such shares, except as may have been previously disclosed in writing to the Acquiring Saratoga Fund.

     4.18 The Acquired Orbitex Fund is not under the jurisdiction of a Court in Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     4.19 All information to be furnished by the Acquired Orbitex Fund for use in preparing any application for orders, the Form N-14 Registration Statement referred to in Section 6.7 hereof, and the Proxy Statement/Prospectus to be included in the Form N-14 Registration Statement, proxy materials, and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.

     4.20 There is no indebtedness existing between the Acquired Orbitex Fund and the Acquiring Saratoga Fund that was issued, acquired, or will be settled at a discount.

     4.21 The Acquired Orbitex Fund has valued and will continue to value its portfolio securities and other assets in material compliance with all applicable legal requirements.

5.   REPRESENTATIONS OF THE ACQUIRING SARATOGA FUND

     The Saratoga Trust, on behalf of the Acquiring Saratoga Fund represents and warrants to the Orbitex Trust, on behalf of the Acquired Orbitex Fund, as follows:

     5.1 The Acquiring Saratoga Fund is or will be a duly organized series of Saratoga Trust, which is a business trust duly organized, validly existing, and in "good standing" under the Delaware Business Trust Act of the State of Delaware (meaning it has filed its most recent annual report and has not filed articles of dissolution) and has the power to own all of its properties and assets and to perform its obligations under this Agreement and to consummate the transactions contemplated herein. The Acquiring Saratoga Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. The Acquiring Saratoga Fund has or intends to acquire all necessary federal, state, and local authorizations, consents, and approvals required to own all of its properties and assets and to carry on its business as now being conducted and to consummate the transactions contemplated herein.

     5.2 Saratoga Trust is a registered investment company classified as a management company of the open-end type and its registration with the SEC as an investment company under the 1940 Act is in full force and effect. The Acquiring Saratoga Fund is or will be a separate series of the Saratoga Trust for purposes of the 1940 Act.

     5.3 The execution, delivery, and performance of this Agreement has been duly authorized by all necessary action on the part of the Saratoga Trust's Board of Trustees on behalf of the Acquiring Saratoga Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Saratoga Fund, enforceable in accordance with the terms of this Agreement, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general trust principles.

     5.4 The Acquiring Saratoga Fund is not, and the execution, delivery, and performance of this Agreement by the Acquiring Saratoga Fund will not result in violation of any provisions of the Declaration of Trust or By-Laws of Saratoga Trust or of any agreement, indenture, instrument, contract, lease, or other arrangement or undertaking to which the Acquiring Saratoga Fund is a party or by which it is bound.

     5.5 The Acquiring Saratoga Fund has elected to be treated as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, have qualified as a RIC and have been eligible to and have computed their federal income tax under Section 852 of the Code for each taxable year since their inception, and will so qualify as a RIC and be eligible to and compute their income tax for their taxable year, including the Closing Date, in accordance with those provisions applicable to RICs.

     5.6 The financial statements of the Acquiring Saratoga Fund, for the last three fiscal years (as appropriate for each Acquiring Saratoga Fund) (which were audited by its independent accountants), present fairly the financial position of the Acquiring Saratoga Fund as of the dates indicated and the results of its operations and changes in net assets for the respective stated periods (in accordance with GAAP consistently applied).

     5.7 The Prospectus of the Saratoga Trust with respect to the Acquiring Saratoga Fund, dated January 1, 2002, and the corresponding Statement of Additional Information of the same date, and any supplements thereto, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any amended, revised, or new Prospectus or Statement of Additional Information of the Saratoga Trust with respect to the Acquiring Saratoga Fund or any supplement thereto, that is hereafter filed with the SEC (copies of which documents shall be provided to the Orbitex Trust promptly after such filing), shall not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.8 No material legal or administrative proceeding, or investigation of or before any court or governmental body is currently pending or, to its knowledge, threatened as to the Acquiring Saratoga Fund or any of its properties or assets. The Acquiring Saratoga Fund knows of no facts which might form the basis for the institution of such proceedings. The Acquiring Saratoga Fund is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

     5.9 The Acquiring Saratoga Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 5.6 hereof and those incurred in the ordinary course of business as a series of an investment company since the date of those financial statements. On the Closing Date, Saratoga Trust shall advise the Orbitex Trust in writing of all of the Acquiring Saratoga Fund's known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued at such time.

     5.10 Since ____________, 2002 there has not been any material adverse change in the Acquiring Saratoga Fund's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of its business, other than those that have been fully disclosed to the Orbitex Trust.

     5.11 As of the date hereof, and by the Closing Date, all federal, state, and other tax returns and reports, including information returns and payee statements, of the Acquiring Saratoga Fund required by law to have been filed or furnished filed by such dates shall have been filed or furnished and shall be correct in all material respects, or extensions concerning such tax returns and reports shall have been obtained, and all federal, state, and other taxes, interest, and penalties shall have been paid so far as due, or adequate provision shall have been made on the Acquiring Saratoga Fund's books for the payment thereof, and to the best of the Acquiring Saratoga Fund's knowledge no such tax return is currently under audit and no tax deficiency or liability has been asserted with respect to such tax returns or reports by the Internal Revenue Service or any state or local tax authority.

     5.12 No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Saratoga Fund of the transactions contemplated by the Agreement, except for the registration of the Saratoga Fund Shares under the 1933 Act, or as may otherwise be required under the federal and state securities laws or the rules and regulations thereunder.

     5.13 The Form N-14 Registration Statement and the Proxy Statement/Prospectus referred to in Section 6.7 hereof (other than the portions of such documents based on written information furnished by the Acquired Orbitex Fund for inclusion or incorporation by reference therein as covered by the Acquired Orbitex Fund's warranty in Sections 4.15 and 4.19 hereof) and any Prospectus or Statement of Additional Information of the Saratoga Trust with respect to the Acquiring Saratoga Fund contained or incorporated therein by reference, and any supplement or amendment to the Form N-14 Registration Statement or any such Prospectus or Statement of Additional Information, on the effective and clearance dates of the Form N-14 Registration Statement, on the date of the Special Joint Meeting of Shareholders, and on the Closing Date and only insofar as such Proxy Statement/Prospectus and the Prospectus and Statement of Additional Information relate to the Acquiring Saratoga Fund or the transactions contemplated by this Agreement and are based on information furnished by the Acquiring Saratoga Fund for inclusion therein: (a) shall comply in all material respects with the provisions of the 1933 Act, 1934 Act, and the 1940 Act, the rules and regulations thereunder, and all other applicable federal securities laws and the rules and regulations thereunder; and (b) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading.

     5.14 All of the issued and outstanding shares of beneficial interest of the Acquiring Saratoga Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable.

     5.15 All of the issued and outstanding shares of beneficial interest of the Acquiring Saratoga Fund have been offered for sale and sold in conformity, in all material respects, with all applicable federal and state securities laws, including the registration or exemption from registration of such shares, except as may previously have been disclosed in writing to the Acquired Orbitex Fund.

     5.16 The Saratoga Fund Shares to be issued and delivered to the Acquired Orbitex Fund pursuant to the terms of this Agreement, when so issued and delivered, will be duly and validly issued shares of beneficial interest of the Acquiring Saratoga Fund, will be fully paid and nonassessable by the Acquiring Saratoga Fund, or any successor provision, and will be duly registered in conformity with all applicable federal securities laws, and no shareholder of the Acquiring Saratoga Fund shall have any option, warrant, or preemptive right of subscription or purchase with respect thereto.

     5.17 The Acquiring Saratoga Fund is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     5.18 All information to be furnished by the Acquiring Saratoga Fund for use in preparing the Proxy Statement/Prospectus, and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.

     5.19 There is no indebtedness existing between the Acquired Orbitex Fund and the Acquiring Saratoga Fund that was issued, acquired, or will be settled at a discount.

     5.20 The Acquiring Saratoga Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of beneficial interest of the Acquired Orbitex Fund.

     5.21 The Acquiring Saratoga Fund has valued and will continue to value its portfolio securities and other assets in material compliance with all applicable legal requirements.

6.   COVENANTS

     6.1 Except as expressly contemplated herein to the contrary, each Fund shall operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions and any other distribution necessary or desirable to avoid federal income or excise taxes.

     6.2 After the effective date of the Form N-14 Registration Statement referred to in Section 6.7 hereof, and before the Closing Date and as a condition thereto, the Board of Trustees of the Orbitex Trust on behalf of the Acquired Orbitex Fund shall call, and Orbitex Trust shall hold, a Special Joint Meeting of Shareholders to consider and vote upon this Agreement and the transactions contemplated hereby and Orbitex Trust with respect to the Acquired Orbitex Fund shall take all other actions reasonably necessary to obtain approval of the transactions contemplated herein.

     6.3 The Acquired Orbitex Fund covenants that it shall not sell or otherwise dispose of any of the Saratoga Fund Shares to be received in the transactions contemplated herein, except in distribution to the Acquired Orbitex Fund Shareholders as contemplated herein.

     6.4 The Acquired Orbitex Fund shall provide such information within its possession or reasonably obtainable as the Saratoga Trust may reasonably request concerning the beneficial ownership of the Acquired Orbitex Fund Shares.

     6.5 Subject to the provisions of this Agreement, the Acquiring Saratoga Fund and the Acquired Orbitex Fund shall take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper, or advisable to consummate the transactions contemplated by this Agreement.

     6.6 The Acquired Orbitex Fund shall furnish to the Saratoga Trust on the Closing Date the Statement of the Assets and Liabilities of the Acquired Orbitex Fund as of the Closing Date, which statement shall be prepared in accordance with GAAP consistently applied and shall be certified by Orbitex Trust's Treasurer or Assistant Treasurer. As promptly as practicable, but in any case within forty-five (45) days after the Closing Date, the Acquired Orbitex Fund shall furnish to the Saratoga Trust, in such form as is reasonably satisfactory to the Saratoga Trust, a statement of the earnings and profits of the Acquired Orbitex Fund for federal income tax purposes, and of any capital loss carryovers and other items that will be carried over to the Acquiring Saratoga Fund as a result of Section 381 of the Code, which statement shall be certified by the Treasurer or Assistant Treasurer of the Orbitex Trust. The Acquired Orbitex Fund covenants that it has no earnings and profits that were accumulated by it or any acquired entity during a taxable year when it did not qualify as a RIC under the Code or, if it has such earnings and profits, shall distribute them to its shareholders prior to the Closing Date.

     6.7 The Saratoga Trust shall prepare and file with the SEC a Registration Statement on Form N-14 (the "Form N-14 Registration Statement"), which shall include the Proxy Statement/Prospectus, as promptly as practicable in connection with the issuance of the Saratoga Fund Shares and the holding of the Special Joint Meeting of Shareholders to consider approval of this Agreement as contemplated herein and transactions contemplated thereunder. The Saratoga Trust shall prepare any pro forma financial statement that may be required under applicable law to be included in the Form N- 14 Registration Statement. The Orbitex Trust shall provide the Saratoga Trust with all information about the Acquired Orbitex Fund that is necessary to prepare the pro forma financial statements. The Funds shall cooperate with each other and shall furnish each other with any information relating to themselves that is required by the 1933 Act, the 1934 Act, and the 1940 Act, the rules and regulations thereunder, and applicable state securities laws, to be included in the Form N-14 Registration Statement and the Proxy Statement/Prospectus.

     6.8 The Orbitex Trust shall deliver to the Saratoga Trust at the Closing Date confirmation or other adequate evidence as to the tax costs and holding periods of the assets and property of the Acquired Orbitex Fund delivered to the Acquiring Saratoga Fund in accordance with the terms of this Agreement.

7.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE ACQUIRED ORBITEX FUND

        The obligations of the Acquired Orbitex Fund hereunder shall be subject to the following conditions precedent; provided, however, that the Acquired Orbitex Fund may, at its option, waive compliance with any conditions precedent:

     7.1 This agreement and the transactions contemplated by this Agreement shall have been approved by the Board of Trustees of Saratoga Trust, on behalf of the Acquiring Saratoga

Fund, in the manner required by Saratoga Trust's Declaration of Trust and applicable law, and this Agreement, and the transactions contemplated by this Agreement, shall have been approved by the Acquired Orbitex Fund Shareholders in the manner required by the Orbitex Trust's Declaration of Trust and By-Laws and applicable law.

     7.2 As of the Closing Date, there shall have been no material adverse change in the financial position, assets, or liabilities of the Acquiring Saratoga Fund since the dates of the financial statements referred to in Section
5.6 of this Agreement. For purposes of this Section 7.2, a decline in the net asset value per share of the Acquiring Saratoga Fund due to the effect of normal market conditions on liquid securities shall not constitute a material adverse change.

     7.3 All representations and warranties of Saratoga Trust or the Acquiring Saratoga Fund made in this Agreement, except as they may be affected by the transactions contemplated by this Agreement, shall be true and correct in all material respects as if made at and as of the Closing Date.

     7.4 Saratoga Trust and the Acquiring Saratoga Fund shall have performed and complied in all material respects with their obligations, agreements, and covenants required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date.

     7.5 The Acquiring Saratoga Fund shall have furnished the Acquired Orbitex Fund at the Closing Date with a certificate or certificates of any of its officers as of the Closing Date to the effect that the conditions precedent set forth in the Sections 7.2, 7.3, 7.4 and 7.9 hereof have been fulfilled.

     7.6 The Orbitex Trust shall have received a legal opinion or opinions from counsel, in form reasonably satisfactory to the Orbitex Trust, and dated as of the Closing Date, to the effect that:

          (a) The Acquiring Saratoga Fund is a duly organized series of Saratoga Trust, which is a business trust that is duly organized and validly existing under the Delaware Business Trust Act of the State of Delaware;

          (b) the shares of the Acquiring Saratoga Fund that are issued and outstanding as of the Closing Date, are duly authorized, validly issued, fully paid, and non-assessable by the Acquiring Saratoga Fund, and the Saratoga Fund Shares to be delivered to the Acquired Orbitex Fund, as provided for by this Agreement, are duly authorized and upon delivery pursuant to the terms of this Agreement will be validly issued, fully paid and non-assessable by the Acquiring Saratoga Fund, and to such counsel's knowledge, no shareholder of the Acquiring Saratoga Fund has any option, warrant, or preemptive right to subscription or purchase in respect thereof;

          (c) this Agreement has been duly authorized, executed, and delivered by the Acquiring Saratoga Fund and represents a valid and binding contract of the Acquiring Saratoga Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and to the exercise of judicial discretion in accordance with general principles of trust, whether in a proceeding at law or in trust;

          (d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or By-Laws of Saratoga Trust or any material agreement known to such counsel to which the Acquiring Saratoga Fund is a party or by which it is bound;

          (e) to the knowledge of such counsel, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Saratoga Fund of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under those statutes, and such as may be required by state securities laws, rules and regulations; and

          (f) Saratoga Trust is registered as an investment company under the 1940 Act and the Acquiring Saratoga Fund is a separate series thereof and such registration with the SEC as an investment company under the 1940 Act is in full force and effect.

          Such opinion: (a) shall state that while such counsel has not verified, and is not passing upon and does not assume responsibility for, the accuracy, completeness, or fairness of any portion of the Form N-14 Registration Statement or any amendment thereof or supplement thereto, such counsel has generally reviewed and discussed certain information included therein with respect to the Acquiring Saratoga Fund with certain of the Saratoga Trust's officers and that in the course of such review and discussion no facts came to the attention of such counsel which caused it to believe that, on the respective effective or clearance dates of the Form N-14 Registration Statement and any amendment thereof or supplement thereto and only insofar as they relate to information with respect to the Acquiring Saratoga Fund, the Form N-14 Registration Statement or any amendment thereof or supplement thereto contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) shall state that such counsel does not express any opinion or belief as to the financial statements, other financial data, statistical data, or information relating to the Acquiring Saratoga Fund contained or incorporated by reference in the Form N-14 Registration Statement or any exhibits or attachments to the text thereof; (c) may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to the Orbitex Trust; and (d) shall state that such opinion is solely for the Orbitex Trust, the benefit of the Acquired Orbitex Fund and the Board of Trustees and officers of the Orbitex Trust.

     7.7 The Orbitex Trust shall have received an opinion of counsel regarding the transaction addressed to the Orbitex Trust in a form reasonably satisfactory to it and dated as of the Closing Date, with respect to the matters specified in
Section 8.9 hereof.

     7.8 The Form N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness shall have been instituted, or to the knowledge of Saratoga Trust, contemplated by the SEC.

     7.9 No action, suit, or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

     7.10 The SEC shall not have issued any unfavorable advisory report under
Section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

     7.11 The Acquired Orbitex Fund shall have received from the Acquiring Saratoga Fund all such documents, including but not limited to, checks, share certificates, if any, and receipts, which the Acquired Orbitex Fund or its counsel may reasonably request.

     7.12 The Acquiring Saratoga Fund shall have furnished the Acquired Orbitex Fund on the Closing Date with a certificate or certificates of any of the Saratoga Trust's Vice Presidents and/or Treasurer or Assistant Treasurer dated as of said date to the effect that: (a) the Acquiring Saratoga Fund has no plan or intention to reacquire any of the Saratoga Fund Shares to be issued in the Reorganization, except in the ordinary course of business; (b) the Acquiring Saratoga Fund has no plan or intention to sell or otherwise dispose of more than 66% the assets of the Acquired Orbitex Fund acquired in the Reorganization, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code; and (c) following the Closing, the Acquiring Saratoga Fund will continue the historic business of the Acquired Orbitex Fund or use a significant portion of the Acquired Orbitex Fund's assets in a business.

     7.13 The transfer agent for the Acquiring Saratoga Fund, shall issue and deliver to any of the Vice Presidents of Orbitex Trust, with respect to the Acquired Orbitex Fund, a confirmation statement evidencing the Saratoga Fund Shares to be credited at the Closing Date or provide evidence satisfactory to the Acquired Orbitex Fund that the Saratoga Fund Shares have been credited to the accounts of each of the Acquired Orbitex Fund Shareholders on the books of the Acquiring Saratoga Fund.

     7.14 At the Closing Date, the registration of Saratoga Trust with the SEC as an investment company under the 1940 Act (see 8.16) will be in full force and effect.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING SARATOGA FUND

     The obligations of the Acquiring Saratoga Fund hereunder shall be subject to the following conditions precedent; provided, however, that the Acquiring Saratoga Fund may, at its option, waive compliance with any conditions precedent:

     8.1 This Agreement and the transactions contemplated by this Agreement shall have been approved by the Board of Trustees of Orbitex Trust and the Acquired Orbitex Fund

Shareholders in the manner required by Orbitex Trust's Declaration of Trust and By-Laws and applicable law.

     8.2 The Acquired Orbitex Fund shall have furnished the Acquiring Saratoga Fund with the Statement of Assets and Liabilities of the Acquired Orbitex Fund, with values determined as provided in Section 2 of this Agreement, with their respective dates of acquisition and tax costs, all as of the Closing Date, certified on the Acquired Orbitex Fund's behalf by the Orbitex Trust's Treasurer or Assistant Treasurer. The Statement of Assets and Liabilities shall list all of the securities owned by the Acquired Orbitex Fund as of the Closing Date and a final statement of assets and liabilities of the Acquired Orbitex Fund prepared in accordance with GAAP consistently applied.

     8.3 As of the Closing Date, there shall have been no material adverse change in the financial position, assets, or liabilities of the Acquired Orbitex Fund since the dates of the financial statements referred to in Section 4.6 of this Agreement. For purposes of this Section 8.3, a decline in the value of the Acquired Orbitex Fund Net Assets due to the effect of normal market conditions on liquid securities shall not constitute a material adverse change.

     8.4 All representations and warranties of Orbitex Trust or the Acquired Orbitex Fund made in this Agreement, except as they may be affected by the transactions contemplated by this Agreement, shall be true and correct in all material respects as if made at and as of the Closing Date.

     8.5 Orbitex Trust and the Acquired Orbitex Fund shall have performed and complied in all material respects with their obligations, agreements, and covenants required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date.

     8.6 The Acquired Orbitex Fund shall have furnished the Acquiring Saratoga Fund at the Closing Date with a certificate or certificates of any of its officers, dated as of the Closing Date, to the effect that the conditions precedent set forth in Sections 8.1, 8.3, 8.4, 8.5, 8.12, 8.14 and 8.16 hereof have been fulfilled.

     8.7 The Acquired Orbitex Fund shall have duly executed and delivered to the Acquiring Saratoga Fund (a) bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as the Acquiring Saratoga Fund may deem necessary or desirable to transfer all of the Acquired Orbitex Fund's right, title, and interest in and to the Acquired Orbitex Fund Net Assets, and
(b) all such other documents, including but not limited to, checks, share certificates, if any, and receipts, which the Acquiring Saratoga Fund may reasonably request. Such assets of the Acquired Orbitex Fund shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

     8.8 The Saratoga Trust shall have received a legal opinion or opinions from counsel, in form reasonably satisfactory to the Saratoga Trust and dated as of the Closing Date, to the effect that:

          (a) the Acquired Orbitex Fund is a duly organized series of Orbitex Trust, which is a Delaware business trust duly organized and validly existing under the Delaware Business Trust Act of the State of Delaware;

          (b) the shares of the Acquired Orbitex Fund are issued and outstanding at the Closing Date, are duly authorized, validly issued, fully paid and non-assessable by the Acquired Orbitex Fund;

          (c) this Agreement has been duly authorized, executed, and delivered by the Acquired Orbitex Fund and represents valid and binding contracts of the Acquired Orbitex Fund, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and to the exercise of judicial discretion in accordance with general principles of trust, whether in a proceeding at law or in trust; provided, however, that no opinion need be expressed with respect to provisions of this Agreement relating to indemnification;

          (d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or By-laws of Orbitex Trust or any material agreement known to such counsel to which the Acquired Orbitex Fund is a party or by which it is bound;

          (e) to the knowledge of such counsel, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Orbitex Fund of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under those statutes, and such as may be required under state securities laws, rules, and regulations; and

          (f) Orbitex Trust is registered as an investment company under the 1940 Act and the Acquired Orbitex Fund is a separate series thereof and such registration with the SEC is in full force and effect.

     Such opinion: (a) shall state that while such counsel has not verified, and is not passing upon and does not assume responsibility for, the accuracy, completeness, or fairness of any portion of the Form N-14 Registration Statement or any amendment thereof or supplement thereto, such counsel has generally reviewed and discussed certain information included therein with respect to the Acquired Orbitex Fund with certain of the Orbitex Trust's officers and that in the course of such review and discussion no facts came to the attention of such counsel which caused it to believe that, on the respective effective or clearance dates of the Form N-14 Registration Statement, and any amendment thereof or supplement thereto and only insofar as they relate to information with respect to the Acquired Orbitex Fund, the Form N-14 Registration Statement or any amendment thereof or supplement thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (b) shall state that such counsel does not express any opinion or belief as to the financial statements, other financial data, statistical data, or any information relating to the Acquired Orbitex Fund contained or incorporated by reference in the Form N-14 Registration Statement; (c) may rely upon the opinion of other counsel to the extent set forth in the opinion, provided such other counsel is reasonably acceptable to the Saratoga Trust; and (d) shall state that such opinion is solely for the benefit of the Saratoga Trust, the Acquiring Saratoga Fund and the Board of Trustees and officers of the Saratoga Trust.

     8.9 The Saratoga Trust shall have received a legal opinion or opinions of counsel, addressed to the Saratoga Trust and in a form reasonably satisfactory to it, and dated as of the Closing Date, substantially to the effect that, based upon certain facts, assumptions and representations, the transactions contemplated by this Agreement with respect to the Acquired Orbitex Fund and the Acquiring Saratoga Fund constitute a tax-free reorganization for federal income tax purposes. The delivery of such opinion or opinions is conditioned upon receipt by counsel of all necessary representations that it shall request of the Orbitex Trust and the Saratoga Trust.

     8.10 The property and assets to be transferred to the Acquiring Saratoga Fund under this Agreement shall include no assets which the Acquiring Saratoga Fund may not properly acquire.

     8.11 The Form N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Saratoga Trust, contemplated by the SEC.

     8.12 No action, suit, or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

     8.13 The SEC shall not have issued any unfavorable advisory report under
Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

     8.14 On or before the Closing Date, the Acquired Orbitex Fund shall have declared a dividend or dividends, which, together with all previous dividends, shall have the effect of distributing to their shareholders all of their net investment company income, if any, for each taxable period or year ending prior to the Closing Date and for the periods from the end of each such taxable period or year to and including the Closing Date (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized in each taxable period or year ending prior to the Closing Date and in the periods from the end of each such taxable period or year to and including the Closing Date.

     8.15 Orbitex Data Services, Inc., in its capacity as transfer agent for the Acquired Orbitex Fund, shall have furnished to the Acquiring Saratoga Fund immediately prior to the Closing Date a list of the names and addresses of the Acquired Orbitex Fund Shareholders and the number and percentage ownership of outstanding Orbitex Fund Shares owned by each such shareholder as of the close of regular trading on the NYSE on the Closing Date, certified on behalf of the Acquired Orbitex Fund by any of the Orbitex Trust's officers.

     8.16 At the Closing Date, the registration of the Orbitex Trust with the SEC as an investment company under the 1940 Act shall be in full force and effect.

9.   FEES AND EXPENSES

     9.1 Each Fund represents and warrants to the other that there is no person or entity entitled to receive any finder's fees or other similar fees or commission payments in connection with the transactions provided for herein.

     9.2 Each Fund shall be liable solely for its own expenses incurred in connection with entering into and carrying out the transactions contemplated by this Agreement, whether or not the transactions contemplated hereby are consummated. Any such expenses that are so borne by each Fund shall be solely and directly related to the Reorganization within the meaning of Revenue Ruling 73-54, 1973-1 C.B. 187.

10.  ENTIRE AGREEMENT, SURVIVAL OF WARRANTIES

     10.1 The Acquired Orbitex Fund and the Acquiring Saratoga Fund agree that neither party has made any representation, warranty, or covenant not set forth herein or referred to in Sections 4 and 5 of this Agreement, and that this Agreement constitutes the entire agreement between the Funds and supersedes any and all prior agreements, arrangements, and undertakings relating to the matters provided for herein.

11.  TERMINATION

     11.1 This Agreement may be terminated with respect to one or more of the Reorganizations by mutual agreement of the Parties hereto. In addition, either Party may at its option terminate this Agreement with respect to one or more of the Reorganizations at or prior to the Closing Date because of:

          (a) a material breach by the other Party of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date; or

          (b) a condition precedent to the obligations of either party which the Boards determine has not been met and which reasonably appears will not or cannot be met;

          (c) a determination by the Board of Trustees of the Orbitex Trust that the Reorganization(s) will not be in the best interest of the Orbitex Trust, the relevant Acquired Orbitex Fund(s), or its/their shareholders.

          (d) a determination by the Board of Trustees of the Saratoga Trust that the Reorganization(s) will not be in the best interest of the Saratoga Trust, the relevant Acquiring Saratoga Fund(s), or its/their shareholders.

     11.2 In the event of any such termination, there shall be no liability for damages on the part of either Party but each Party shall bear its expenses incidental to the preparation and carrying out of this Agreement.

12.  MISCELLANEOUS

     12.1 Each party acknowledges and agrees that: (a) all obligations of the Acquiring Saratoga Fund under this Agreement are binding only with respect to the Acquiring Saratoga Fund; (b) any liability of the Acquiring Saratoga Fund under this Agreement or in connection with the transactions contemplated herein shall be discharged only out of the assets of the Acquiring Saratoga Fund; and
(c) no other series of the Saratoga Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

     Each party acknowledges and agrees that: (a) all obligations of the Acquired Orbitex Fund under this Agreement are binding only with respect to the Acquired Orbitex Fund; (b) any liability of the Acquired Orbitex Fund under this Agreement or in connection with the transactions contemplated herein shall be discharged only out of the assets of the Acquired Orbitex Fund; and (c) no other series of the Orbitex Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

     This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Funds; provided, however, that following the Special Joint Meeting of Shareholders called by the Board of Trustees of Orbitex Trust pursuant to Section 6.2 hereof, no such amendment may have the effect of changing the provisions for determining the number of Saratoga Fund Shares to be issued to Acquired Orbitex Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval, provided that nothing contained in this Section 13 shall be construed to prohibit the parties from amending this Agreement to change the Closing Date or any other provision of this Agreement (to the fullest extent permitted by law).

     Any notice, report, statement, or demand required or permitted by any provisions of this Agreement shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice or communication, or such other address as may hereafter be furnished in writing by notice similarly given by one party to the other.

     The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof as the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     12.2 The article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     12.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     12.5 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     12.6 It is expressly understood and agreed that the obligations of the Acquired Orbitex Fund and the Acquiring Saratoga Fund under this Agreement, including but not limited to any liability as a result of the breach of any of their respective representations and warranties, are not binding on their respective Boards of Trustees, shareholders, nominees, officers, agents, or employees individually, but bind only the respective assets of the Acquired Orbitex Fund and Acquiring Saratoga Fund.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer on this _________ day of _____________ 2002.

     ORBITEX GROUP OF FUNDS
     (On behalf of the Orbitex Focus 30 Fund, Orbitex Growth Fund, Orbitex Cash Reserves Fund, Orbitex Health & Biotechnology Fund, Orbitex Medical Sciences Fund, Orbitex Info-Tech & Communications Fund, Orbitex Emerging Technology Fund, Orbitex Financial Services Fund, Orbitex Energy & Basic Materials Fund, and Orbitex Caterpillar Mid-Cap Relative Value Fund)


     BY___________________________________________


     SARATOGA ADVANTAGE TRUST
     (On behalf of the Saratoga Large Capitalization Value Portfolio, Saratoga U.S. Government Money Market Portfolio, Saratoga Health & Biotechnology Portfolio, Saratoga Technology & Communications Portfolio, Saratoga Financial Services Portfolio, Saratoga Energy & Basic Materials Portfolio, and Saratoga Mid-Capitalization Value Portfolio)


     BY____________________________________________